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                                                                   EXHIBIT 3.1.7



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK)

                       AMERICAN DIVERSIFIED HOLDINGS, INC


            We the undersigned, James B. Rea, Jr., President and Michael B. Jeffers, Secretary of American Diversified Holdings, Inc. do hereby certify:

            That the Board of Directors of said corporation by unanimous written consent dated November 25, 1998, adopted a resolution to amend the original articles as follows:

            Article FIRST is hereby amended to read as follows:

            "FIRST The name of the corporation is: AMDIV.COM, INC."

            The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,817,961; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                       American Diversified Holdings, Inc.



Executed 12/1/98, 1998                 By: /s/ James B. Rea, Jr.
                                           -------------------------------------
                                           James B. Rea, Jr. President



State of California     )
                        )  ss.
County of Los Angeles   )

            On December 2, 1998, before me, the undersigned, a notary public, personally appeared James B. Rea, Jr., known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to this instrument and acknowledged that he executed it.



                                      /s/ Ann P. Ryan  (Signature)
                                      -----------------

                                      /s/ Ann P. Ryan  (Printed Name)
                                      -----------------
                                      Notary Public for the State of California.
                                      My commission expires Feb 19, 2000
                                      American Diversified Holdings, Inc.



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Executed December 1, 1998              By:  /s/ Michael B. Jeffers
                                           -------------------------------------
                                           Michael B. Jeffers, Secretary




State of California  )
                     )  ss.
County of Orange     )

            On December 1, 1998, before me, the undersigned, a notary public, personally appeared Michael B. Jeffers, known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to this instrument and acknowledged that he executed it.


                                      /s/ Kelly J. Woodward (Signature)
                                      ---------------------



                                      /s/ Kelly J. Woodward (Printed Name)
                                      ---------------------
                                      Notary Public for the State of California.
                                      My commission expires Dec 17,1999